As filed with the Securities and Exchange Commission on January 18, 2001
                                               Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------

                                   SCIOS INC.
             (Exact name of registrant as specified in its charter)

      Delaware                        2834                       95-3701481
 (State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
  of incorporation or             Classification Code Number)  Identification
      organization)                                               Number)
                                   -----------
                              820 West Maude Avenue
                           Sunnyvale, California 94085
                                 (408) 616-8200
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   -----------
                                 John H. Newman
                              Senior Vice President
                                   SCIOS INC.
                               749 N. Mary Avenue
                           Sunnyvale, California 94085
                                 (408) 616-8200
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   -----------
                                   Copies to:

                           Kimberly L. Wilkinson, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600
                                   -----------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.
                                   -----------
       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./x/
       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
       If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                         CALCULATION OF REGISTRATION FEE

======================= ================= ========================= ============================ ===================
 Title of Each Class      Amount to be        Proposed Maximum      Proposed Maximum Aggregate       Amount of
 of Securities to be       Registered     Offering Price Per Share        Offering Price          Registration Fee
      Registered
======================= ================= ========================= ============================ ===================

Common Stock $0.001
par value                      --                    --                   $120,000,000(1)             $ 30,000
======================= ================= ========================= ============================ ===================

(1) We estimate this amount only to calculate the Registration Fee pursuant to Rule 457(o) under the Securities Act of 1933.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                                                 SUBJECT TO COMPLETION
                                                                January 18, 2001
                                   SCIOS INC.
                          $120,000,000 OF COMMON STOCK
     This prospectus will allow us to sell up to $120,000,000 in the aggregate of common stock over time. This means:
o        we may issue shares offered in this prospectus from time to time;

o        we will provide a prospectus supplement each time we issue shares;

o the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change the information contained in this prospectus; and

o you should read this prospectus and any prospectus supplement carefully before you invest.
     Our common stock is traded on the Nasdaq National Market under the symbol "SCIO." On January 17, 2001, the last reported sale price of our common stock on Nasdaq was $18.625 per share.
     We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts.

     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

                  Investing in our common stock involves a high
                      degree of risk. See "Risk Factors" on
                                     page 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                The date of this prospectus is __________, 2001.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf process, we may offer, from time to time, in one or more offerings, up to $120,000,000 in the aggregate of our common stock.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (and any amendments thereto) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of our common stock under this registration statement is completed or withdrawn:
  o Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on February 7, 2000.
  o Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 15, 2000.
  o Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the SEC on August 14, 2000.
  o Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the SEC on November 13, 2000.
  o The description of our common stock contained in Form 8-A filed on June 19, 1990, including any amendments or reports filed to update such information.

         To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
                               Corporate Secretary
                                   Scios Inc.
                               749 N. Mary Avenue
                               Sunnyvale, CA 94085
                                 (408) 616-8309

                                   THE COMPANY

         Scios Inc. is a biopharmaceutical company developing novel treatments for heart failure and inflammatory diseases. The company's disease-based technology platform integrates expertise in protein biology with combinatorial and medicinal chemistry to identify novel targets and rationally design large and small-molecule compounds to treat cardiovascular and inflammatory diseases. Our principal executive offices are located at 820 W. Maude Avenue, Sunnyvale, CA 94085, and our telephone number is (408) 616-8200.

We are  developing the following products:

Natrecor(R) (nesiritide)
         Our lead product candidate is Natrecor(R) (nesiritide). We filed an amended New Drug Application (NDA) with the United States Food and Drug Administration (FDA) in January 2001 seeking approval to market Natrecor(R) for the treatment of acute decompensated heart failure. The FDA has a six month period in which to respond to our filing. The amended NDA responds to questions raised by the FDA in a non-approval letter issued in April 1999 for Natrecor(R). To provide further information requested by the FDA, we conducted the VMAC (Vasodilation in the Management of Acute Congestive heart failure) study for Natrecor(R) in 498 acutely decompensated congestive heart failure patients in the United States. The VMAC trial compared the effects of Natrecor(R) against both placebo and intravenously administered (IV) nitroglycerin, a standard therapy in the treatment of acute decompenstated heart failure.

         The VMAC trial was successful in that we achieved our primary endpoints for the trial. Specifically, in the VMAC trial, Natrecor(R) had a statistically significant effect on the primary endpoint, reducing pulmonary capillary wedge pressure (PCWP) in as little as 15 minutes, an effect that was sustained for at least 48 hours without any loss of effectiveness (i.e., tachyphylaxis or tolerance). At three hours, patients treated with Natrecor(R) had significant improvement in PCWP, compared with those patients given placebo, and those patients given IV nitroglycerin. At three hours, patients treated with Natrecor(R) had significant improvement in their breathing, compared with those patients given placebo. Using primarily a fixed dose infusion, Natrecor(R) produced a more rapid improvement in hemodynamics than IV nitroglycerin, which physicians need to titrate to achieve an effective dose. Significantly fewer adverse events were reported in patients treated with Natrecor versus IV nitroglycerin. The most common adverse event associated with Natrecor administration was headache, which occurred significantly less often than in patients treated with nitroglycerin (20% in the nitroglycerin patients vs. 9% with Natrecor). In the VMAC study, symptomatic hypotension occurred in patients treated with Natrecor at about the same rate as in patients treated with IV nitroglycerin (4% and 5%, respectively) within 24 hours.

         In January 2001 we announced that, assuming FDA approval, we would launch Natrecor(R) in the United States using a sales force coordinated by Innovex LLP, a commercial solutions provider to the biopharmacutical industry. At the end of 2004 we can acquire this sales force from Innovex for a nominal fee. In exchange for a royalty on Natrecor(R) sales for five years (2003-2007) and a warrant to purchase 700,000 shares of Scios common stock at a price of $20.00 per share that vests over 36 months, an affiliated company of Innovex has agreed (assuming FDA approval) to fund $30.0 million of our costs to launch Natrecor(R) over the first 24 months and loan Scios up to $5.0 million.

Inhibitors of p38 Kinase
         We are also conducting a clinical trial of the lead compound developed in our research program to discover small molecule compounds that inhibit p38 map kinase. p38 map kinase in white blood cells is a key enzyme in the inflammation pathway. Specifically, inhibition of p38 map kinase has been shown to reduce the production of tissue necrosis factor (TNF), a primary negative factor in various disease pathways. We believe inhibitors of p38 map kinase represent a new approach to treating various diseases where inflammation plays a central role. In the past several years, inhibition of TNF has been established to be a treatment for rheumatoid arthritis by the introduction of Enbrel(R) (etanercept) by Immunex Corporation and Remicade(R) (infliximab) by Centocor, Inc., a subsidiary of Johnson & Johnson. The Immunex and Centocor products are administered by injection and infusion.

         We have developed and applied for patents on small molecule (non-protein) compounds that inhibit p38 map kinase and block TNF production at the genomic level. Our small molecule agents are intended to be given orally, which should provide a significant advantage when treating a chronic disease such as rheumatoid arthritis. We believe another key theoretical advantage to the Scios approach resides in the ability of our oral product to be prescribed in a manner that allows careful dosage adjustment. Such adjustment could lead to the same level of clinical efficacy seen in the other agents mentioned above, but without shutting down TNF entirely as TNF also plays a positive role in fighting infections.

         We began our p38 map kinase research program in 1997. Our lead p38 map kinase inhibitor is currently in Phase I human clinical trials to evaluate bioavailability and pharmacodynamics in normal human volunteers. We currently expect to begin our first Phase II trial in the second half of 2001. The clinical indication we will initially target is rheumatoid arthritis because the TNF reducing agents on the market have already demonstrated effectiveness against this disease and the pathway to approval by the FDA has been clarified by these other products. It appears that p38 map kinase inhibitors may also be useful in treating other conditions that involve inflammation, such as congestive heart failure and inflammatory bowel disease.

Partnered Projects
         We also have commercial partners that are working to develop other products we identified in our earlier research programs, including:

     o human basic fibroblast growth factor (FGF) - our licensee, Chiron Corporation, is conducting separate Phase II human clinical trials evaluating FGF as treatment for coronary artery disease and peripheral vascular disease.Our licensee, Kaken Pharmaceutical, Co., Ltd., has pending in Japan an approval to market an FGF-based product for the treatment of recalcitrant dermal ulcers.
     o glucagon-like peptide -1 - Novo Nordisk A/S has completed Phase I human clinical trials of a GLP -1 analog that they are developing under a license from us as a treatment for type 2 diabetes.

                                  RISK FACTORS

            Investing in our securities involves risk. Please see the risk factors set forth in the supplement which accompanies this prospectus as well as our periodic reports on Form 10-K and Form 10-Q which have been filed with the SEC, incorporated by reference into this prospectus and available on EDGAR at http://www.sec.gov. Before making an investment decision, you should carefully consider these risks as well as the other information contained or incorporated by reference into this prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         This  prospectus,  any  prospectus  supplement  and  the  documents  we incorporate by reference contain forward-looking statements. We generally identify forward-looking statements using words like "believe," "intend," "expect," "may," "should," "plan," "project," "contemplate," "anticipate" or similar statements. We base these statements on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. These risks, uncertainties and assumptions are described in the risk factors we set forth in this prospectus as well as in the reports that we file with the SEC that are incorporated by reference in this prospectus or that may be contained in a prospectus supplement. Actual results may differ significantly from the results discussed in these forward-looking statements. We do not undertake to update our forward-looking statements or risk factors to reflect future events or circumstances.

                                 USE OF PROCEEDS

         Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sales of common stock to provide additional funds for our operations and for other general corporate purposes, which may include but are not limited to working capital, capital expenditures and the repayment or refinancing of our debt.

                                    DILUTION

         If you invest in our common stock, your interest would be diluted to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this offering. We calculate tangible net book value per share by dividing the net tangible book value, which equals total assets, less intangible assets and total liabilities, by the number of outstanding shares of our common stock.

         Assuming an offering price of $20.00 per share, our tangible net book value at September 30, 2000 would have been $3.16 per share. This represents an immediate increase in the tangible net book value per share of $2.63 per share to existing stockholders and an immediate dilution of $16.84 share to new investors.

  The following table illustrates this per share dilution:

   Assumed offering price per share.......................................$20.00
   Tangible net book value per share as of September 30, 2000....$0.53
   Increase per share attributable to new stockholders...........$2.63
   Adjusted net tangible net book value per share after offering..........$ 3.16
   Dilution per share to new stockholders.................................$16.84

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2000, there were 39,124,257 shares of common stock outstanding and 4,991 shares of preferred stock outstanding.

Voting Rights

         Each share of common stock is entitled to one vote. The common stock votes together as a single class on all matters presented for a vote of the stockholders, except as provided under the Delaware General Corporation Law.

Dividends and Liquidation Rights

         Each share of common stock is entitled to receive dividends, if, as and when declared by the board of directors out of funds legally available for that purpose. Subject to approval of certain holders of preferred stock in the event of our dissolution, after satisfaction of amounts payable to our creditors and distribution of any preferential amounts to the holders of outstanding preferred stock, if any, holders of common stock are entitled to share ratably in the assets available for distribution to the stockholders.

Other Provisions

         There are no preemptive rights to subscribe for any additional securities that we may issue, and there are not redemption provision or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are legally issued, fully paid and nonassessable.

                              PLAN OF DISTRIBUTION

         We may sell the common stock to one or more underwriters for public offering and sale by them or may sell the common stock to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the common stock will be named in the applicable prospectus supplement.

         We may offer and sell the common stock at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices for cash or assets in transactions that do not constitute a business combination within the meaning of Rule 145 promulgated under the Securities Act. The terms and conditions of any specific offer will be set forth in the applicable prospectus supplement. In connection with the sale of the common stock, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the common stock for whom they may act as agent. Underwriters may sell common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers from whom they may act as agent.

         We also may, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may receive compensation from us in the form of purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act of 1933.

         To the extent relevant, a prospectus supplement may also contain a description of transactions that underwriters, dealers or agents may engage in during an offering for the purpose of stabilizing or maintaining the price of the common stock.

         Some of the underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us and our subsidiaries in the ordinary course of our business.

                          NEW ACCOUNTING PRONOUNCEMENTS

         As described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, the SEC issued Staff Accounting Bulletin No. 101 (SAB 101) "Revenue Recognition in Financial Statements". We will adopt SAB 101 effective January 1, 2000 upon issuance of our financial statements for the year ended December 31, 2000.

         SAB 101 requires that our license and other up front fees received from research collaborators be recognized as earned over the term of the agreement unless the fee is in exchange for products delivered or services performed that represent the culmination of a separate earnings process.

         We have completed our evaluation of the effects of SAB 101 and have concluded that the cumulative effect of adoption as of January 1, 2000 is immaterial to our results of operations and financial position. However, certain revenue recognized in periods prior to January 1, 2000 would have been recognized in different periods in accordance with the provisions of SAB 101. In the year ended December 31, 1998 we recorded a $20,000,000 license fee in connection with our Natrecor(R) commercialization agreement with Bayer AG. Under SAB 101, $19,148,000 of the amount of this license fee has been reallocated from 1998 to the year ended December 31, 1999, the year in which the Bayer AG commercialization agreement was terminated. As a result of this reallocation,the loss for the year ended December 31, 1998 increased by $19,148,000 and the loss for the year ended December 31, 1999 decreased by $19,148,000.

         Concurrently with the implementation of SAB 101, we will implement the consensus reached in EITF 99-19 "Reporting Revenue Gross as a Principal Versus Net As an Agent". The effect of this consensus will result in netting the revenues received from our psychiatric pharmaceutical marketing business and co-promotion commissions with related direct costs, as such it will have no effect on our previously reported operating results.

         The pro forma effects of implementing SAB 101 and EITF 99-19 on the results we have previously reported for the nine months ended September 30, 2000 and 1999 and for the years ended December 31, 1999, 1998 and 1997 are presented below:

Nine months ended September 30, 2000

--------------------------- --------------------- ------------------------- ---------------------- ---------------------
                            Revenues ($000's)     Net Loss ($000's)         Basic Loss per Share   Diluted Loss per
                                                                                                   Share

--------------------------- --------------------- ------------------------- ---------------------- ---------------------
As Reported                 30,804                (30,312)                  $(0.80)                $(0.80)
--------------------------- --------------------- ------------------------- ---------------------- ---------------------
Pro-forma                    9,107                (30,312)                  $(0.80)                $(0.80)
--------------------------- --------------------- ------------------------- ---------------------- ---------------------

Nine months ended September 30, 1999

---------------------------- -------------------- ------------------------- ---------------------- ----------------------
                             Revenues ($000's)    Net Income (Loss)         Basic Earnings /       Diluted Earnings /
                                                  ($000's)                  (Loss) per Share       (Loss) per share
---------------------------- -------------------- ------------------------- ---------------------- ----------------------
As Reported                  41,695               (18,369)                  $(0.49)                $(0.49)
---------------------------- -------------------- ------------------------- ---------------------- ----------------------
Pro-forma                    35,079                   779                    $0.02                  $0.02
---------------------------- -------------------- ------------------------- ---------------------- ----------------------

Year ended December 31, 1999

---------------------------- -------------------- ------------------------- ---------------------- ----------------------
                             Revenues ($000's)    Net Loss ($000's)         Basic Loss per Share   Diluted Loss per
                                                                                                   Share
---------------------------- -------------------- ------------------------- ---------------------- ----------------------
As Reported                  60,787               (20,064)                  $(0.53)                $(0.53)
---------------------------- -------------------- ------------------------- ---------------------- ----------------------
Pro-forma                    47,503                  (916)                  $(0.02)                $(0.02)
---------------------------- -------------------- ------------------------- ---------------------- ----------------------

Year ended December 31, 1998

---------------------------- -------------------- ------------------------- ---------------------- ----------------------
                             Revenues ($000's)    Net Loss ($000's)         Basic Loss per Share   Diluted Loss per
                                                                                                   Share
---------------------------- -------------------- ------------------------- ---------------------- ----------------------
As Reported                  73,715                (2,363)                  $(0.06)                $(0.06)
---------------------------- -------------------- ------------------------- ---------------------- ----------------------
Pro-forma                    25,520               (21,511)                  $(0.57)                $(0.57)
---------------------------- -------------------- ------------------------- ---------------------- ----------------------

Year ended December 31, 1997


---------------------------- -------------------- ------------------------- ---------------------- ----------------------
                             Revenues ($000's)    Net Loss ($000's)         Basic Loss per Share   Diluted Loss per
                                                                                                   Share
---------------------------- -------------------- ------------------------- ---------------------- ----------------------
As Reported                  47,429               (38,667)                  $(1.07)                $(1.07)
---------------------------- -------------------- ------------------------- ---------------------- ----------------------
Pro-forma                    14,459               (38,667)                  $(1.07)                $(1.07)
---------------------------- -------------------- ------------------------- ---------------------- ----------------------




                                  LEGAL MATTERS

         Latham & Watkins, San Francisco, California, will provide us with opinions as to certain legal matters in connection with the common stock we are offering.


                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ABOUT THIS PROSPECTUS..........................................................2
WHERE YOU CAN FIND MORE INFORMATION............................................2
THE COMPANY....................................................................3
RISK FACTORS...................................................................5
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION.............................5
USE OF PROCEEDS................................................................5
DILUTION.......................................................................5
DESCRIPTION OF CAPITAL STOCK...................................................6
PLAN OF DISTRIBUTION...........................................................6
NEW ACCOUNTING PRONOUNCEMENTS..................................................7
LEGAL MATTERS..................................................................9
EXPERTS........................................................................9

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.
       Securities and Exchange Commission registration fee           $   30,000
                                                                     -----------
       Legal fees and expenses                                       $        *
                                                                     -----------
       Accounting fees and expenses                                  $        *
                                                                     -----------
       Miscellaneous expenses                                        $        *
                                                                     -----------

           Total                                                 $            *
                                                                  ==============


                  * To be filed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under  Section  145 of the  General  Corporation  Law of the  State  of
Delaware (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         Article IV of Scios's Amended and Restated Certificate of Incorporation, as amended, provides that Scios will indemnify its directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. In addition, under indemnification agreements with its directors, the Registrant is obligated, to the fullest extent permissible by the DGCL, as it currently exists or may be amended, to indemnify and hold harmless its directors, from and against all expense, liability and loss reasonably incurred or suffered by such directors.

ITEM 16. EXHIBITS

 (a)  Exhibits:
      EXHIBIT
      NUMBER        EXHIBIT DESCRIPTION
      1.01*         Form of Underwriting Agreement
      5.01          Opinion of Latham & Watkins
      23.01         Consent of PricewaterhouseCoopers LLP
      23.02         Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.01).
      24.01         Powers of Attorney (included in the Signature Page to this
                    Registration Statement).


                  * To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

ITEM 17. UNDERTAKINGS.
         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in theSecurities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 18th day of January, 2001.

                                         SCIOS INC.




                                         By     /s/   Richard B. Brewer
                                         -----------------------------------
                                         Richard B. Brewer
                                         President and Chief Executive Officer
                                             (Principal Executive Officer)



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Brewer, David W. Gryska and John H. Newman, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



 Signature                                        Title                         Date


                                            President and Chief
/s/   Richard B.Brewer                       Executive Officer               January 18, 2001
-----------------------------------    (Principal Executive Officer)
Richard B. Brewer
                                     Senior Vice President, Finance and
/s/   David W. Gryska                     Chief Financial Officer            January 18, 2001
-----------------------------------    (Principal Accounting Officer)
David W. Gryska

/s/   Donald B.Rice                  Chairman of the Board of Directors      January 18, 2001
-----------------------------------
Donald B. Rice

/s/   Samuel H. Armacost                     Director                        January 18, 2001
-----------------------------------
Samuel H. Armacost

/s/   Randal J. Kirk                         Director                        January 18, 2001
-----------------------------------
Randal J. Kirk

/s/ Charles A. Sanders                       Director                        January 18, 2001
-----------------------------------
Charles A. Sanders

/s/ Solomon H. Snyder                        Director                        January 18, 2001
-----------------------------------
Solomon H. Snyder

/s/ Burton E. Sobel                          Director                        January 18, 2001
-----------------------------------
Burton E. Sobel


/s/ Eugene L. Step                           Director                        January 18, 2001
-----------------------------------
Eugene L. Step
